NUMBER

ACHC

ACADIA HEALTHCARE COMPANY, INC.

SHARES

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

COMMON STOCK

COMMON STOCK

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 00404A 10 9

THIS CERTIFIES THAT

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, $0.01 PAR VALUE, OF

ACADIA HEALTHCARE COMPANY, INC.

transferable on the books of the Corporation by the holder in person or by Attorney upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, the said Corporation has caused this certificate to be signed by facsimile signatures of its duly authorized officers.

Dated:

CHAIRMAN, CHIEF EXECUTIVE OFFICER

SECRETARY

COUNTERSIGNED AND REGISTERED:
BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.
1717 ARCH ST.
SUITE 1300
PHILADELPHIA, PA 19103
TRANSFER AGENT
AND REGISTRAR

BY:

AUTHORIZED SIGNATURE

AMERICAN BANK NOTE COMPANY